Exhibit 23.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration
Statement of Minnesota Mining and Manufacturing Company on Form
S-8 of our report dated February 13, 1995, on our audits of the consolidated financial statements of Minnesota Mining and Manufacturing Company and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in the Annual Report on Form 10-K of Minnesota Mining and Manufacturing Company for the year ended
December 31, 1994.


                              /s/ COOPERS & LYBRAND L.L.P.
                              COOPERS & LYBRAND L.L.P.




St. Paul, Minnesota
April 24, 1995